                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    Form 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934



                      Prodigy Communications Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

               Delaware                                   04-3323363
        -----------------------                       ------------------
        (State of incorporation                          (IRS Employer
            or organization)                          Identification No.)


            44 South Broadway, White Plains, New York      10601
           --------------------------------------------------------
             (Address of principal executive offices)    (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:


-----------------------
  (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:  None


Title of Each Class                            Name of Each Exchange on Which
to be so Registered                            Each Class is to be Registered
-------------------                            ------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                Class A Common Stock, $0.01 par value per share
                -----------------------------------------------
                               (Title of Class)

Item 1:  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

The description under the heading "Article FOURTH" relating to the Registrant's Class A Common Stock, $.01 par value per share, in the Restated Certificate of Incorporation included as Annex F to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 9, 2000 (the "Proxy Statement") (File No. 0-25333) is incorporated herein by reference.

Item 2:  Exhibits.
         --------

The following exhibits are filed herewith (or incorporated by reference as indicated below):

     1. Restated Certificate of Incorporation of the Registrant, incorporated by reference to Annex F to the Company's Proxy Statement.

     2. Form of Amended and Restated Bylaws of the Registrant, incorporated by reference to Annex G to the Company's Proxy Statement.


                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                         Prodigy Communications Corporation


                         By:  /s/ Andrea S. Hirsch
                             ---------------------
                             Andrea S. Hirsch
                             Executive Vice President and General Counsel


May 25, 2000